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                                                                     Exhibit 5.2


                                                                December 9, 2003


Telefonos de Mexico, S.A. de C.V.
Parque Via No. 190
Colonia Cuauhtemoc
06599 Mexico, D.F.

Ladies and Gentlemen:

     We have acted as special Mexican counsel for Telefonos de Mexico, S.A. de C.V. ("Telmex" or the "Company"), a corporation (sociedad anonima de capital variable) organized under the laws of the United Mexican States ("Mexico"), in connection with the registration of the offering by the Company of up to US$2,000,000,000 aggregate principal amount of the Company's debt securities (the "Debt Securities"), including debt securities that may be offered in the form of debentures convertible into American Depositary Shares, each representing 20 Series L Shares of Limited voting stock, without par value ("Series L Shares". Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of securities, the Debt Securities are to be issued under (i) an indenture, dated as of June 11, 1999, as supplemented by a second supplemental indenture, dated as of December 9, 2003 (the "Citibank Indenture"), between the Company and Citibank, N.A., as trustee (the "Citibank Trustee") or (ii) an indenture dated as of November 19, 2003, as supplemented by a first supplemental indenture, dated as of November 19, 2003 (the "JPMorgan Indenture", and together with the Citibank Indenture, the "Indentures"), between the Company and JPMorgan Chase Bank, as trustee (the "JPMorgan Trustee").

     We are rendering this opinion in connection with the Registration Statement on Form F-3 filed by the Company with the U.S. Securities and Exchange Commission (the "Registration Statement") to effect the registration of the Debt Securities and the Series L Shares pursuant to the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

     For purposes of rendering this opinion, we have examined (i) the estatutos sociales (by-laws) of the Company, and (ii) and the corresponding corporate actions, and such other documents, records and matters of law as we have deemed necessary, and have assumed the genuiness of all signatures and the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

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FRANCK, GALICIA Y ROBLES, S.C.

Telefonos de Mexico, S.A. de C.V.
December 9, 2003
Page 2

     Based upon and subject to the further assumptions and qualifications set forth below, we are of the opinion that:

     1. When the Debt Securities, in the form of the notes included in the Indentures filed as an exhibit to the Registration Statement, have been duly authorized by the Company and duly executed and authenticated in accordance with the Indentures and duly delivered and paid for by the purchaser thereof pursuant to a sale in the manner described in the Registration Statement, the Debt Securities will constitute valid and binding obligations of the Company; and

     2. The Series L Shares insurable on conversion of the Debt Securities, have been duly and validly authorized by the Company, and when converted, will be legally issued and subscribed, fully paid and non-assessable.

     This opinion is subject to the following qualifications:

     (a) Enforcement may be limited or affected by concurso mercantil, bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar laws of general application relating to or affecting the rights of creditors generally; among other things, interest on principal will not accrue after declaration of bankruptcy and the obligations of Telmex in foreign currency shall be converted into Mexican currency at the rate of exchange published in the Diario Oficial de la Federacion (Official Daily Gazette of the Federation) by Banco de Mexico (the Central Bank of Mexico) in force on the date the declaration of concurso mercantil is made; Mexican currency shall then be converted into "Unidades de Inversion" or "UDIS" (inflation indexed units) at the rate of conversion published by Banco de Mexico for such date, being the Notes unsecured ("quirografario") and therefore no senior status being granted thereto under Mexican law; also pursuant to the laws of Mexico, labor claims, claims of tax authorities for unpaid taxes will have priority over claims of the Note holders;

     (b) We note that the payment of interest on interest is prohibited by Mexican law; and

     (c) In the event that proceedings are brought in Mexico seeking performance of the Company's obligations in Mexico, pursuant to
          Article 8 of the Mexican Monetary Law (Ley Monetaria de los Estados Unidos Mexicanos), the Company may discharge its obligations by paying any sums due in a currency other than Mexican currency, in Mexican currency at the rate of exchange fixed by Banco de Mexico in Mexico for the date when payment is made.

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FRANCK, GALICIA Y ROBLES, S.C.

Telefonos de Mexico, S.A. de C.V.
December 9, 2003
Page 3

     In addition, we have assumed that the Company and the Trustee have satisfied those legal requirements that are applicable to each of them under the law other than federal law of Mexico to the extent necessary to make the Indentures and the Debt Securities enforceable against each of them.

     We express no opinion as to the laws of any jurisdiction other than Mexico and we have assumed that there is nothing in any other law that affects our opinion which is delivered based upon Mexican law applicable on the date hereof. In particular, we have made no independent investigation of the laws of the United Stated of America or any state or other political subdivision thereof or therein as a basis for the opinions stated herein and do not express or imply any opinion on or based on such laws. To the extent that the federal laws of the United States of America and the State of New York are relevant to our opinion set forth above, we have, without making any independent investigation with respect thereto, assumed the accuracy of, and our opinion is subject to the qualifications, assumptions and exceptions set forth in, the opinion, dated today, of Cleary, Gottlieb, Steen & Hamilton, special United Stated counsel to the Company.

     We note that Rafael Robles Miaja, a partner of this firm, is currently Pro-Secretary of the Board of Directors of the Company.

     This opinion is given solely for the purpose of the company's application for registration of the Debt Securities with the U.S. Securities and Exchange Commission. We hereby consent to the filing of this opinion as exhibit to the Registration Statement and to the references to us under the headings "Taxation" and "Validity of the Debt Securities" in the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission issued thereunder.

                                           Very truly yours,

                                           /s/ Franck, Galicia y Robles, S.C.
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                                           Franck, Galicia y Robles, S.C.